Exhibit 4-e


                             CERTIFICATE OF TRUST
                                      OF
                            MSDW CAPITAL TRUST IV

          THIS CERTIFICATE OF TRUST of MSDW Capital Trust IV (the "Issuer Trust"), dated as of February 12, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).
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          (i)  Name.  The name of the business trust being formed hereby is
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MSDW Capital Trust IV.

          (ii)  Delaware Trustee.  The name and business address of the
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trustee of the Issuer Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

          (iii)  Effective Date.  This Certificate of Trust shall be
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effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Issuer Trust, have executed this Certificate of Trust as of the date first above written.



                          THE BANK OF NEW YORK (DELAWARE),
                              not in its individual capacity
                              but solely as Delaware Trustee


                          By:    /s/ Walter N. Gitlin
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                          Name:      Walter N. Gitlin
                          Title:     Authorized Signatory


                          THE BANK OF NEW YORK,
                              not in its individual capacity
                              but solely as Property Trustee


                          By:    /s/ Michael Culhane
                               ----------------------
                          Name:      Michael Culhane
                          Title:     Vice President